Exhibit 4.19

FORM OF GLOBAL NOTE

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Corporation (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES (AS DEFINED HEREIN) IN DEFINITIVE REGISTERED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CANADIAN PACIFIC RAILWAY COMPANY

3.500% Notes due 2050

No. [●]	US$[●]
CUSIP: [●]

Canadian Pacific Railway Company, a corporation duly organized and existing under the laws of Canada (herein called the “Corporation”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of US$[●] ([●] MILLION UNITED STATES DOLLARS) on May 1, 2050, at the office or agency of the Corporation referred to below, and to pay interest thereon on May 1, 2023 and semi-annually thereafter, on May 1 and November 1 in each year, from the date hereof, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 3.500% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Securities from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such

Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities, may be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

(signature page to follow)

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

Dated: [●], 2023

CANADIAN PACIFIC RAILWAY COMPANY

By:
	Name:	Nadeem Velani
	Title:	Executive Vice-President and Chief Financial Officer

By:
	Name:	Chris De Bruyn
	Title:	Managing Director, Investor Relations and Treasury

[Signature Page to 2050 Global Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in, and issued under, the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated: [●], 2023

[Signature Page to 2050 Global Note]

[Reverse of Security]

This Security is one of a duly authorized issue of securities of the Corporation designated as its 3.500% Notes due 2050 (herein called the “Securities”), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to US$[●], which may be issued under an indenture dated as of September 11, 2015, among the Corporation and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture, as defined below), as supplemented by the Sixth Supplemental Indenture, among the Corporation, Canadian Pacific Kansas City Limited (Canadian Pacific Railway Limited) (the “Guarantor”) and the Trustee (as supplemented by the Sixth Supplemental Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Corporation, Guarantor, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is a global Security representing US$[●] aggregate principal amount of the Securities.

Payment of the principal of (and premium, if any, on) and interest on this Security will be made at the office or agency of the Corporation maintained or caused to be maintained for that purpose in New York, New York or at such other office or agency of the Corporation as may be maintained or caused to be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of the principal (and premium, if any) and interest may be made at the option of the Corporation (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or (ii) by wire transfer to an account maintained by the Person located in the United States entitled thereto as specified in the Security Register; provided, that principal paid in relation to any Security, redeemed at the option of the Corporation or upon Maturity, shall be paid to the Holder of such Security only upon presentation and surrender of such Security to such office or agency referred to above.

The Corporation will pay to the Holders such Additional Amounts as may be payable under Section 9.07 of the Indenture.

Prior to the Par Call Date (as defined below), the Corporation may redeem the Securities, in whole or in part, at the option of the Corporation (in the manner and in accordance with and subject to the terms and provisions set forth in Article 10 of the Original Indenture), at any time or from time to time, at a redemption price equal to the greater of:

(a)	100% of the principal amount of the Securities to be redeemed; and

(b)

the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the Securities matured on the Par Call Date, (exclusive of any portion of the payments of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 35 basis points, plus, accrued and unpaid interest to, but excluding, the date of redemption; provided that installments of interest on Securities which are due and payable on any date falling on or prior to a date of redemption will be payable to the registered holders of such Securities (or one or more predecessor Securities), registered as such as of the close of business on the relevant Regular Record Dates.

On or after the Par Call Date, the Corporation may redeem the Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Holders of Securities to be redeemed will receive notice of redemption delivered at least 10 and not more than 60 days prior to the date fixed for redemption.

“Par Call Date” means November 1, 2049, the date that is six months prior to the maturity date of the Securities.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Corporation and quoted in writing to the Trustee in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Corporation after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Corporation shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life” and such date, the “Applicable Discount Date”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Applicable Discount Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Corporation shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Applicable Discount Date. If there is no United States Treasury security maturing on the Applicable Discount Date but there are two or more United States Treasury securities with a maturity date equally distant from the Applicable Discount Date, one with a maturity date preceding the Applicable Discount Date and one with a maturity date following the Applicable Discount Date, the Corporation shall select the United States Treasury security with a maturity date preceding the Applicable Discount Date. If there are two or more United States Treasury securities maturing on the Applicable Discount Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Corporation shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Corporation’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Securities are also subject to redemption as a whole but not in part, at the option of the Corporation, at any time, on not less than 10 nor more than 60 days’ prior written notice to each Holder of Securities to be redeemed at such Holder’s address appearing on the Security Register at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest thereon to but excluding the date fixed for redemption, in the event there is more than an insubstantial risk that the Corporation has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts as a result of any amendment or change in the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any amendment to or change in any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after [●], 2023, all as provided in Section 10.08 of the Indenture.

The Securities are also subject to redemption pursuant to Article 3 of the Sixth Supplemental Indenture.

In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

The Securities do not have the benefit of sinking fund obligations.

In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Corporation on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Corporation with certain conditions set forth therein, which provisions apply to this Security.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of all affected Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities affected thereby, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Corporation, upon surrender of this Security for registration of transfer at the office or agency of the Corporation maintained or caused to be maintained for such purpose in New York, New York duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of US$2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the time of due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustees may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any agent shall be affected by notice to the contrary.

Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

For the purposes only of the disclosure required by the Interest Act (Canada), and without affecting the amount of interest payable to any holder of a Security or the calculation of interest on any Security, if the rate of interest on any Security is calculated on the basis of a year which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for the purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

As provided for in the Indenture, the Corporation may, from time to time, without notice or consent of the Holders, create and issue additional Securities so that such additional Securities shall be consolidated and form a single series with the Securities initially issued by the Corporation and shall have the same terms as to status, redemption or otherwise as the Securities originally issued.

If at any time, (i) the Depositary notifies the Corporation that it is unwilling or unable or no longer qualifies to continue as Depositary or if at any time the Depositary shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor depositary is not appointed by the Corporation within 90 days after the Corporation receives such notice or becomes aware of such condition, as the case may be, or (ii) the Corporation determines that the Securities shall no longer be represented by a global Security or Securities, then in such event the Corporation will execute and the Trustee will authenticate and deliver Securities in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security. Such Securities in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.